LivePerson Announces First Quarter 2016 Financial Results

-- Signs Liberty Global, the Largest International Cable Company --

-- LiveEngage Adoption and Mobile Usage Gains Momentum --

-- Enhances Integration with Facebook Messenger --

NEW YORK, May 4, 2016 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of mobile and online messaging, today announced financial results for the first quarter ended March 31, 2016.

Revenue
Total revenue was $55.5 million for the first quarter of 2016, a decrease of 7% as compared to the same period last year. Within total revenue, business operations revenue for the first quarter of 2016 was $51.7 million, a decrease of 8%. Revenue from consumer operations was $3.8 million, an increase of 2%.
LivePerson signed a total of 84 deals in the quarter, which includes the addition of 20 new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer reached $200,000 for the first time in the first quarter of 2016, up from the $170,000 calculated for the comparable period ended in the first quarter of 2015. These figures are pro forma to exclude contributions from a previously disclosed customer contract that ended.
"Across the board we are making significant progress on our 2016 primary objectives," said CEO Robert LoCascio. "From advancing LiveEngage adoption and mobile usage, to adding new leading global brands to our platform, and enhancing integration with Facebook Messenger. With consumer behavior already shifted to mobile, and social media giants such as Facebook echoing our vision of digital connection, we are approaching a major opportunity that we have been building towards for several years."

Customer Expansion
During the first quarter, the Company signed contracts with the following new customers:

•	Liberty Global, the largest international cable company

•	A Japanese automotive insurance company

•	A global life sciences and materials company

•	A Latin American provider of telecommunication services

•	A provider of IT consulting and software to the Asia-Pacific region
The Company also expanded business with:

•	A global financial services company

•	A national apparel retailer

•	A national home improvement retailer

•	A leading software provider to the real estate industry

•	A Fortune 500 technology company

Net Loss
Net loss for the first quarter of 2016 was $2.7 million or $0.05 per share, as compared to net loss of $2.1 million or $0.04 per share in the first quarter of 2015.
Adjusted Net Income and Adjusted EBITDA
Adjusted net loss for the first quarter of 2016 was $0.1 million or $0.00 per share, as compared to adjusted net income of $2.4 million or $0.04 per share in the first quarter of 2015. Adjusted net income excludes amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-cash charges and the related income tax effect of these adjustments.
Adjusted EBITDA for the first quarter of 2016 was $4.4 million or $0.08 per share, as compared to $5.5 million or $0.10 per share in the first quarter of 2015. Adjusted EBITDA excludes provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-cash charges.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $48.5 million at March 31, 2016, including $4.0 million of cash being used as collateral for foreign currency hedging instruments. The Company generated approximately $2.2 million of cash from operations despite first quarter seasonality and incurred capital expenditures of approximately $4.5 million. The Company also spent approximately $3.2 million to repurchase shares of its common stock during the first quarter of 2016. As of March 31, 2016, approximately $16.9 million remained available for purchases under the stock repurchase program.
Financial Expectations
Our year-to-date progress has been in line with our guidance and our 2016 financial expectations are unchanged.

The Company's detailed financial expectations are as follows:

Second Quarter 2016

Guidance
Revenue (in millions)	$56.0 - $57.0
Adjusted EBITDA (in millions)	$4.5 - $5.4
Diluted adjusted EBITDA per share	$0.08 - $0.10
Diluted adjusted net loss per share	$(0.03) - $(0.01)
GAAP net loss per share	$(0.09) - $(0.07)
Fully diluted share count	56.8 million

Full Year 2016

Guidance
Revenue (in millions)	$230.0 - $235.0
Adjusted EBITDA (in millions)	$23.0 - $26.0
Diluted adjusted EBITDA per share	$0.40 - $0.45
Diluted adjusted net income per share	$0.05 - $0.10
GAAP net loss per share	$(0.17) - $(0.12)
Fully diluted share count	57.5 million

Other Full Year 2016 Assumptions

•	A negative foreign exchange impact on revenue of approximately $1.5 million

•	GAAP gross margin of approximately 70%

•	Amortization of purchased intangibles of approximately $7.5 million

•	Stock-compensation expense of approximately $12.0 million

•	Depreciation of approximately $11.5 million

•	Cash taxes paid of $1.0 million to $3.0 million

•	Tax rate of approximately 35% on non-GAAP items used to calculate adjusted net income

•	Capital expenditures of approximately $11 million

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended
	March 31,
	2016	2015
Cost of revenue	$10	$328
Sales and marketing	630	595
General and administrative	852	932
Product development	827	939
Total	$2,319	$2,794

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended
	March 31,
	2016	2015
Cost of revenue	$697	$839
Amortization of purchased intangibles	924	1,313
Total	$1,621	$2,152

Supplemental First Quarter 2016 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter 2016 on the investor relations section of the Company’s web site at http://www.liveperson.com/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its first quarter 2016 financial results during a teleconference today, May 4, 2016. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "93590480." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "93590480." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
The Company will also post a video discussion of its first quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) is a leading provider of mobile and online messaging, enabling a meaningful connection between brands and consumers. LiveEngage, the Company’s enterprise-class, cloud-based platform, empowers consumers to stop wasting time on hold with 1-800 numbers, and instead message their favorite brands, just as they do with friends and family. More than 18,000 businesses, including Adobe, Citibank, EE, HSBC, IBM, Orbitz, PNC, The Home Depot, and Walt Disney rely on the unparalleled intelligence, security and scalability of LiveEngage to reduce costs, increase lifetime value and create meaningful connections with consumers.

For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-cash charges; and adjusted net income, or net income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-cash charges and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for digital engagement technology, and web and mobile based consumer-facing services, and online consumer services; our ability to retain existing clients and attract new clients; potential adverse impact due to foreign currency exchange rate fluctuations; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; our ability to effective operate on mobile devices; responding to rapid technological change and changing client preferences; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; risks related to the ability to successfully integrate past or potential future acquisitions; our ability to expand our operations internationally; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to technological or other defects disrupting our services; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$55,464	$59,770

Costs and expenses:
Cost of revenue	15,864	16,254
Sales and marketing	22,676	24,294
General and administrative	9,529	10,164
Product development	9,214	9,800
Amortization of purchased intangibles	924	1,313
Total costs and expenses	58,207	61,825

Loss from operations	(2,743)	(2,055)

Other income (expense), net	634	(231)

Loss before provision for (benefit from) income taxes	(2,109)	(2,286)

Provision for (benefit from) income taxes	554	(228)

Net loss	$(2,663)	$(2,058)

Net loss per share of common stock:
Basic	$(0.05)	$(0.04)
Diluted	$(0.05)	$(0.04)

Weighted-average shares used to compute net loss per share:
Basic	56,386,003	56,291,383
Diluted	56,386,003	56,291,383

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

Unaudited Supplemental Data
The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended
	March 31
	2016		2015
Reconciliation of Adjusted EBITDA:
Net loss in accordance with GAAP	$(2,663)		$(2,058)
Add/(less):
Amortization of purchased intangibles	1,621		2,152
Stock-based compensation	2,319		2,794
Depreciation	3,167		2,578
(Benefit from) provision for income taxes	554		(228)
Other (income) expense, net	(634)		231
Adjusted EBITDA (1)	$4,364		$5,469
Diluted adjusted EBITDA per common share	$0.08		$0.10

Weighted average shares used in diluted adjusted EBITDA per common share	56,590,125		57,158,454

Reconciliation of Adjusted Net (Loss) Income:
Net loss in accordance with GAAP	$(2,663)		$(2,058)
Add/(less):
Amortization of purchased intangibles	1,621		2,152
Stock-based compensation	2,319		2,794
Income tax effect of non-GAAP items	(1,379)	(2)	(526)	(3)
Adjusted net (loss) income	$(102)		$2,362
Diluted adjusted net (loss) income per common share	$0.00		$0.04

Weighted average shares used in diluted adjusted net (loss) income per common share	56,590,125		57,158,454

Reconciliation of Net Cash Provided By (Used In) Operating Activities:
Adjusted EBITDA (1)	$4,364		$5,469
Add/(less):
Changes in operating assets and liabilities	(2,498)		(14,269)
Provision for doubtful accounts	385		403
(Provision for) benefit from income taxes	(554)		228
Deferred income taxes	(181)		820
Other income (expense), net	634		(231)
Net cash provided by (used in) operating activities	$2,150		$(7,580)

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-cash charges.

(2) The Company's non-GAAP income tax effect uses a long-term projected tax rate of 35%.
(3) The Company's non-GAAP income tax effect was based on the effective tax rate, excluding discrete items.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2016	December 31, 2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$44,556	$48,803
Cash held as collateral	3,969	5,409
Accounts receivable, net	30,209	30,388
Prepaid expenses and other current assets	11,999	9,327
Deferred tax assets, net	427	455
Total current assets	91,160	94,382

Property and equipment, net	24,841	24,129
Intangibles, net	23,034	24,619
Goodwill	80,409	80,322
Deferred tax assets, net	994	785
Other assets	2,118	1,957
Total assets	$222,556	$226,194

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,188	$7,102
Accrued expenses and other current liabilities	25,977	34,296
Deferred revenue	21,893	13,862
Total current liabilities	55,058	55,260

Other liabilities	3,151	3,270
Deferred tax liability	3,585	2,359
Total liabilities	61,794	60,889

Commitments and contingencies
Total stockholders' equity	160,762	165,305
Total liabilities and stockholders' equity	$222,556	$226,194

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com

Media contact:
Erin Kang
212-609-4256
ekang@liveperson.com